UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2007

INFOSEARCH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97385	90-0002618
(State or other jurisdiction
Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4086 Del Rey Avenue
Marina Del Rey, CA	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 437-7380
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c));

Item 1.01. Entry into a Material Definitive Agreement.

InfoSearch Media, Inc., a Delaware corporation (the “Company”), has entered into a Settlement Agreement dated as of December 11, 2007, with McGuire Woods LLP with respect to claims asserted by the Company arising from acts or omissions by Mr. Louis Zehil, a former partner of McGuire Woods LLP and the Company’s former corporate secretary including transactions in Company securities by an affiliate of Mr. Zehil. The Settlement Agreement provides for: (1) a cash payment to the Company of $450,000 by McGuire Woods LLP which has been received by the Company, and (2) the mutual release of certain claims by the Company and McGuire Woods LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSEARCH MEDIA, INC.

Dated: December 14, 2007	By:	/s/ Scott Brogi
Name: Scott Brogi
Title: Chief Financial Officer